EXHIBIT 21




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                                                  List of Subsidiaries



                                        Registrant: First Bancorp of Indiana, Inc.



                                                         Percentage                          Jurisdiction or
               Subsidiaries                               Ownership                       State of Incorporation
------------------------------------------      -----------------------------      ------------------------------------
First Federal Savings Bank                                  100%                              United States


                                                First Federal Savings Bank


                                                         Percentage                          Jurisdiction or
               Subsidiaries                               Ownership                       State of Incorporation
------------------------------------------      -----------------------------      ------------------------------------

FFSL Service Corporation, Inc.                              100%                                 Indiana

FFSB Financial Corporation                                  100%                                 Indiana

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